                                                                  EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-1 of our report dated March 16, 1998, on our audits of the consolidated financial statements of International Integration Incorporated. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



                                                /s/ Coopers & Lybrand L.L.P.
                                                ------------------------------
                                                Coopers & Lybrand L.L.P.


Boston, Massachusetts
June 18, 1998